UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): February 5, 2004

Commission File Number 000-33009

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	56-2248952
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)

(704) 708-6600
(Registrant’s telephone number, including area code)

Item 9.     Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition

This information set forth under “Item 9. Regulation FD Disclosure” also is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. As such, the information hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into another filing except as expressly stated herein.

On February 5, 2004, MedCath Corporation issued a press release announcing the Company’s results of operations for its first fiscal quarter, which ended December 31, 2003, and providing guidance for the Company’s expected results of operations for its fiscal year 2004, which will end September 30, 2004. A copy of the press release and financial update are furnished as Exhibits 99.1 and 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Dated: February 5, 2004	By:	/s/James E. Harris James E. Harris Executive Vice President and Chief Financial Officer (principal financial officer)